AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED AGREEMENT ("Agreement") is made and entered into as of the 15th day of December, 2011 between MAPLE CARPENTER CREEK HOLDINGS, INC, a Delaware Corporation and MMEX Mining Corporation, a Nevada corporation (collectively "*Employer*"), and JACK W. HANKS ("*Employee*").

RECITALS:

A. Employee and Maple Carpenter Creek Holdings, Inc. entered into Employment Agreement (the "Prior Agreement") dated September 4, 2010. The Prior Agreement was assumed by MMEX Mining Corporation. Employer has not fully satisfied its payment obligations under the Prior Agreement. In order to secure Employee's continued performance hereunder, Employer has agreed to amend the Prior Agreement to provide for an extension of the term of the Prior Agreement and to clarify other terms of the Prior Agreement.

The parties hereto agree as follows:

1. ***Employment.*** Employer employs Employee and Employee accepts employment with Employer upon the terms and conditions set forth in this Agreement. Employee agrees to devote his full time, attention, skills, benefits and best efforts to the performance of his duties hereunder and to the promotion of the business and interests of persons owning interests in the mineral development projects of the Employer (the "Projects"), the entities owning the Projects ("Project Entities") and the Employer and its affiliates.

2. ***Duties.*** Employee shall initially perform duties pertaining to project development and management of Projects, as the Employer shall from time to time reasonably request. Employee will serve as Chief Executive Officer of Employer for each of the Projects or Projects companies in which Employer is engaged currently or becomes engaged during the term of this agreement. Duties include the executive management to oversee the development, financing and operation of the Projects. Employee may also be asked to serve on the Board of Directors of Project companies or successors in interest to Project companies.

3. ***Term.*** The employment of Employee shall commence effective September 4, 2010 and shall continue, unless earlier terminated pursuant to Section 6

below, for a period of three years thereafter ("Term"). The Term shall be automatically renewable for one year terms thereafter unless earlier terminated pursuant to Section 6 below.

4. ***Compensation.*** As compensation for his services rendered under this Agreement, Employee shall be entitled to receive the following:

(a) ***Salary.*** During the Term, Employee shall be paid an annual salary of $360,000, payable monthly. Such amount shall be reviewed annually for consideration to increase (and not decrease) the salary, if the Employer, in its absolute discretion determines to increase such amount.

(b) ***Benefits.*** During the Term, Employee shall be entitled to receive such group benefits as Employer may provide to its other employees at comparable salaries and responsibilities to those of Employee and shall be entitled to four weeks paid vacation per year.

(c) ***Expenses.*** Employer shall reimburse Employee for all reasonable and necessary out-of-pocket travel and other expenses incurred by Employee in rendering services required under this Agreement, on a monthly basis upon submission of a detailed monthly statement and reasonable documentation and which shall include the following expenses:

(1) Travel to and from Sun Valley , ID to Dallas , TX, to Colombia and any other business purpose location with respect to locations where work is performed or travel is required by Employer;

(2) Insurance premiums for Employee's health insurance (including family coverage) in accordance with established practices and coverages currently in effect at Employer, or as amended from time to time; and

(d) ***Annual Physical Examination***. As a condition of continuous employment, the Employer may require the Employee to undertake a medical examination on an annual basis. The Employer will pay the cost of such examinations.

(e) ***Equity Compensation***. Employer shall, from time to time:

(i) make bonus payments to Employee and provide equity or equity-like incentives to Employee, including stock grant or stock bonus programs.

(ii) Award Employee such stock options as may be determined by the Employer or successor board of directors.

(f) ***Death and Disability Payments.*** Employee shall be entitled to the compensation benefits provided in Paragraph 6 following death or disability.

5. ***Confidentiality.***

(a) ***Acknowledgment of Proprietary Interest.*** Employee recognizes the proprietary interest of Employer or any Project Entity in any Trade Secrets (as hereinafter defined) of Employer or any Project Entity. Employee acknowledges and agrees that any and all Trade Secrets learned by Employee during the course of his engagement by Employer or otherwise, whether developed by Employee alone or in conjunction with others or otherwise, shall be and is the property of Employer or a Project Entity. Employee further acknowledges and understands that his disclosure of any Trade Secrets or proprietary information will result in irreparable injury and damage to Employer or a Project Entity. As used herein, "Trade Secrets" means all confidential and proprietary information of any Project Entity or Employer, including, without limitation, information derived from reports, investigations, experiments, research, work in progress, drawing, designs, plans, proposals, codes, marketing and sales programs, client lists, client mailing lists, financial projections, cost summaries, pricing formula, and all other concepts, ideas, materials, or information prepared or performed for or by Employer or a Project Entity. "Trade Secrets" also includes information related to the business, products or sales of Employer or any Project Entity, or any of their respective customers, other than information that is otherwise publicly available.

(b) ***Covenant Not-to-Divulge Trade Secrets.*** Employee acknowledges and agrees that Employer and any Project Entity are entitled to prevent the disclosure of Trade Secrets. As a portion of the consideration for the employment of Employee and for the compensation being paid to Employee by Employer, Employee agrees at all times during the Term and thereafter to hold in strict confidence and not to disclose or allow to be disclosed to any person, firm or corporation, other than to persons engaged by Employer or a Project Entity to further the business of Employer or a Project Entity, and not to use except in the pursuit of the business of Employer or a Project Entity, the Trade Secrets, without the prior written consent of Employer or a Project Entity, including Trade Secrets developed by Employee.

(c) ***Return of Materials at Termination.*** In the event of any termination or cessation of his employment with Employer for any reason whatsoever, Employee will promptly deliver to Employer all documents, data and other information pertaining to

Trade Secrets. Employee shall not take any documents or other information, or any reproduction or excerpt thereof, containing or pertaining to any Trade Secrets.

(d) ***Competition During and After Employment.*** In consideration of the amounts paid to Employee hereunder, Employee agrees that during the Term and for a period of 2 years after the Term, he will neither directly nor indirectly compete with Employer or any Project Entity in any way, and that he will not act as an officer, director, employee, consultant, shareholder, lender, or agent of any entity which is engaged in any business of the same nature as, or in competition with, the businesses in which Employer or any Project Entity is engaged at any time during the Term, in the geographical areas in which a Project exists without the express written consent of Employer.

6. ***Termination.***

(a) ***Events of Termination.*** This Agreement and the employment relationship created hereby shall terminate upon the occurrence of any of the following events:

(1) The expiration of the Term as set forth in Section 3 above;

(2) The death of Employee;

(3) The "disability" (as hereinafter defined) of Employee;

(4) Written notice to Employee from Employer of termination for "just cause" (as hereinafter defined).

(b) ***Termination Other Than for Just Cause.*** In the event that Employer terminates Employee, other than for just cause, within three years of the employment date ("*Employment Period*"), Employee will receive a lump-sum severance compensation payment equal to the sum of any unpaid compensation and reimbursements due hereunder and one-year base pay; provided, however, that if employment is terminated other than for just cause and there is more than one year left during such three-year period, then the amount payable shall equal such remaining amount of the Term. If Employee initiates termination of employment for reasons other than death or disability, Employee will receive no severance compensation for the remaining Term of the Employment, but Employee shall be immediately entitled to any unpaid amounts under this Agreement.

(c) ***Definition of Disability.*** For purposes of Section 6(c) above, the "disability" of Employee shall mean his inability, because of mental or physical illness

or incapacity, to perform his duties under this Agreement for a continuous period of 120 days or for 120 days out of a 150-day period.

(d) ***Definition of "Just Cause."*** For purposes of this Agreement, "just cause" shall mean

(1) the failure or inability for any reason of Employee (other than illness, disability or death) to devote his full business time to the businesses of Employer and Project Entities,

(2) the failure of Employee to diligently or effectively perform his duties under this Agreement,

(3) the commission by Employee following the date hereof of any act involving moral turpitude or the commission by Employee of any act or the suffering by Employee of any occurrence or state of facts, which renders Employee incapable of performing his duties under this Agreement, ,

(4) any material breach by Employee of any of the material terms of, or the failure to perform any material covenant contained in, this Agreement, or

(5) the violation by Employee of explicit, written instructions or explicit, written policies established by Employer with respect to the operation of its business and affairs or Employee's failure to carry out the reasonable instructions of the Board of Directors or officers of Employer or a Project Company.

Notwithstanding anything to the contrary in this Agreement, the provisions of Sections 5 and 6 above shall survive any termination, for whatever reason, of Employee's employment under this Agreement. In the event of the termination of Employee's employment for just cause prior to the completion of the Term, Employee shall be entitled only to the compensation owed to as of the date of termination.

(e) ***Change in Control.*** If there is a Change in Control of the Employer, either the Employer or the Employee shall have one year from the date of the Change in Control to elect to have the Employee's employment hereunder terminated. If the election is made by either party, the termination of the employment shall be treated as not being for just cause and the provisions of Paragraph 6(b) shall apply. For purposes of this Paragraph 6(e), the term "Change in Control" means

(1) a sale, transfer or other conveyance of all or substantially all of the assets of the Employer on a consolidated basis;

(2) the acquisition of beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) by any person or group of persons acting collectively or in concert, directly or indirectly, of securities representing 50% or more of the total number of votes that may be cast for the election of directors of the Employer;

(3) the commencement (within the meaning of Rule 14d-2 promulgated under the Exchange Act) of a "tender offer" for stock of the Employer subject to Section 14(d)(2) of the Exchange Act; or

(4) the failure at any annual or special meeting of the Employer's stockholders following an "election contest" subject to Rule 14a-11 promulgated under the Exchange Act, of any of the persons nominated by the Employer the proxy material mailed to stockholders by the management of the Employer to win election to seats on the board of directors, excluding only those who die, retire voluntarily, are disabled or are otherwise disqualified in the interim between their nomination and the date of the meeting.

7. ***Remedies.*** Employee recognizes and acknowledges that in the event of any default in, or breach of any of, the terms, conditions or provisions of this Agreement (either actual or threatened) by Employee, Employer's remedies at law shall be inadequate. Accordingly, Employee agrees that in such event, Employer shall have the right of specific performance or injunctive relief in addition to any and all other remedies and rights at law or in equity, and such rights and remedies shall be cumulative. Correspondingly, Employee shall also be entitled to injunctive relief.

8. ***Acknowledgments.*** Employee acknowledges and recognizes that the enforcement of any of the provisions set forth in Section 5 above by Employer or any Project Company will not interfere with Employee's ability to pursue a proper livelihood. Employee recognizes and agrees that the enforcement of this Agreement is necessary to ensure the preservation and continuity of the business and good will of any Project Company or Employer and its affiliates.

9. ***Notices.*** Any notices, consents, demands, requests, approvals and other communications to be given under this Agreement by either party to the other shall be deemed to have been duly given if given in writing and personally delivered or sent by

mail, registered or certified, postage prepaid with return receipt requested, to the address shown adjacent to the signatures on this Agreement. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three days after mailing.

10. ***Entire Agreement.*** This Agreement contains the entire agreement of the parties hereto and supersedes all prior agreements and understandings, oral or written between the parties hereto. No modification or amendment of any of the terms, conditions or provisions herein may be made otherwise than by written agreement signed by the parties hereto.

11. ***Governing Law.*** This Agreement and the rights and obligations of the parties hereto shall be governed, construed and enforced in accordance with the laws of the State of Texas.

12. ***Parties Bound.*** This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of Employer and Employee, and their respective heirs, personal representatives, successors and assigns. Employer shall have the right to assign this Agreement to any affiliate or to its successors or assigns or to a Project Company. The terms "successors" and "assigns" shall include any person, corporation, partnership or other entity that buys all or substantially all of Employer's assets or all of its stock, or with which Employer merges or consolidates. The rights, duties or benefits to Employee hereunder are personal to him, and no such right or benefit may be assigned by him. The parties hereto acknowledge and agree that Employer's affiliates are third-party beneficiaries of the covenants and agreements of Employee set forth in Sections 5 and 6 above.

13. ***Estate.*** If Employee dies prior to the payment of all sums owed, or to be owed, to Employee pursuant to Section 4 above, then such sums, as they become due, shall be paid to Employee's estate.

14. ***Enforceability.*** If, for any reason, any provision contained in this agreement should be held invalid in part by a court of competent jurisdiction, then it is the intent of each of the parties hereto that the balance of this Agreement be enforced to the fullest extent permitted by applicable law. Accordingly, should a court of competent jurisdiction determine that the scope of any covenant is too broad to be enforced as written, it is the intent of each of the parties that the court should reform such covenant to such narrower scope as it determines enforceable.

15. ***Waiver of Breach.*** The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

16. ***Captions.*** The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

17. ***Costs.*** If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which he, she or it may be entitled.

18. ***Other Obligations.*** Employee represents and warrants that he or she has not, as of the execution of this Agreement, assumed any obligations inconsistent with those contained herein.

19. ***Counterparts.*** This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, but only one of which need be produced.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

EMPLOYER:

MAPLE CARPENTER CREEK HOLDINGS, INC

By: ______________________________

Its: President

Address:

2626 Cole, Suite 610
Dallas, Texas 75204

MMEX MINING CORPORATION

By: ______________________________

Its: PRESIDENT & CEO

Address:

2626 Cole, Suite 610
Dallas, Texas 75204

EMPLOYEE:

JACK W. HANKS

____

Address:

2626 Cole, Suite 610
Dallas, Texas 75204